Filed pursuant to Rule 424(b)(5)

Registration No. 333-226789

Prospectus supplement

(To prospectus dated August 10, 2018)

600,000 Shares of Common Stock

We are offering 600,000 shares of common stock in this offering. Our common stock is listed on The Nasdaq Global Market, or the Nasdaq, under the symbol “LOOP”. On February 26, 2019, the last reported sale price of our common stock on the Nasdaq was $11.54 per share.

Investing in our securities involves risks. See “Risk Factors” beginning on page S-9.

	Per Share	Total
Offering Price	$8.55	$5,130,000
Placement agent fees (1)	$0.55575	$333,450
Proceeds, before expenses, to LOOP	$7.99425	$4,796,550

________

(1)	We have also agreed to reimburse the placement agent for certain offering-related expenses. See “Plan of Distribution” for more information.

We have retained H.C. Wainwright & Co., LLC to act as our exclusive placement agent in connection with this offering. The placement agent is not purchasing the securities offered by us in this offering and is not required to sell any specific number or dollar amount of securities, but will assist us in this offering on a reasonable best efforts basis. We have agreed to pay the placement agent a cash fee equal to 6.5% of the gross proceeds received from investors who purchase securities in the offering. In addition, we have agreed to reimburse the placement agent for certain offering-related expenses.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

Delivery of the shares of common stock offered hereby is expected to take place on or about March 1, 2019, subject to satisfaction of certain conditions.

H.C. Wainwright & Co.

The date of this prospectus supplement is February 27, 2019

Prospectus Supplement

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ABOUT THIS PROSPECTUS SUPPLEMENT

Unless the context otherwise requires, all references in this prospectus supplement to “Loop,” the Company,” “we,” “us” or “our” refer to Loop Industries, Inc., a Nevada corporation.

This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this common stock offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference therein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. We urge you to carefully read this prospectus supplement and the accompanying prospectus, and the documents incorporated herein and therein, before buying any of the securities being offered under this prospectus supplement. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein, the statements made in this prospectus supplement will be deemed to modify or supersede those statements made in the accompanying prospectus and documents incorporated by reference therein.

We and the placement agent have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus supplement and the accompanying prospectus, which together we sometimes refer to generally as the prospectus, or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you. We and the placement agent take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the placement agent are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement and the accompanying prospectus or the documents incorporated herein and therein by reference is accurate as of any date other than their respective dates. Our business, financial condition, and results of operations may have changed since those dates. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, and any related free writing prospectus, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find Additional Information” and “Information Incorporated by Reference” in this prospectus supplement and in the accompanying prospectus.

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PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus supplement. It does not contain all of the information that may be important to you and your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including the matters set forth under the sections of this prospectus supplement captioned “Risk Factors” in this prospectus supplement, the financial statements and related notes and other information that we incorporate by reference herein, including our most recent report on Form 10-K or on Form 10-Q. Unless the context otherwise requires, the terms “Loop Industries, Inc.,” “Loop Industries,” “Loop,” “the company,” “we,” “us” and “our” in this prospectus supplement refer to the consolidated operations of Loop Industries, Inc. and its consolidated subsidiaries as a whole.

Loop Industries, Inc.

Overview

We are a technology company, whose mission is to accelerate the world’s shift toward sustainable plastic and away from our dependence on fossil fuels. Loop’s patented and proprietary technology decouples plastic from fossil fuels by depolymerizing waste polyester plastic and fiber to its base building blocks (monomers). The monomers are then filtered, purified and repolymerized to create virgin-quality polyester plastic that is suitable for use in food-grade packaging.

Industry Background

We believe there is an increasing demand for action to address the plastic crisis. The University of Georgia reports eight million metric tons of plastic waste flows into our shared oceans every year, and, according to The New Plastics Economy, by 2050 more plastic waste is expected to be present in the ocean than fish (by mass). Couple this information with the global annual market demand for PET plastic and polyester fiber at nearly $130 billion, and the current growth projections from the 2018 IHS Polymer Markit Report indicating this will exceed $160 billion by 2022.

A few of the developments in 2018:

•	The proposed European Union Directive on the reduction of the impact of certain plastic products on the environment will require that PET plastic bottles contain 25% recycled content by 2025 and 30% by 2030. In addition, country-level regulations, such as those in France, propose to increase the price of single-use plastic containers that use virgin PET plastic to discourage consumers from buying packaging that does not contain recycled content;

•	Plastic pollution continues to be one of the most persistently covered environmental issues by media and local and global environmental non-governmental organizations;

•	Global consumer goods companies have made ambitious pledges to make the transition to a circular plastic economy. For instance, in January 2018, evian® committed to a 100% recycled content package by 2025; and

•	Coca-Cola committed to a 50% recycled content package by 2030. Also in 2018, PepsiCo committed to a 25% recycled content package by 2025 and Nestle Waters committed to a 50% recycled content package by 2025.

We believe that the transformation from a linear to a circular plastic economy is necessary, inevitable and profitable, which leads to substantial demand for sustainable, cost-effective, marketable Loop™ PET plastic resin and polyester fiber.

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Our Technology

The power of our technology lies in its ability to divert and recover what is currently considered plastic waste from landfills, rivers, oceans and natural areas for use as feedstock to create new, sustainable, infinitely recyclable Loop™ PET plastic resin and polyester fiber. We believe our technology can deliver a cost-effective virgin quality PET plastic resin that is cleared for use in food-grade packaging.

Our Generation I technology process has yielded polyethylene terephthalate (“PTA”) and monoethylene glycol (“MEG”), two common monomers of PET plastic, through depolymerization. While monomers were of excellent purity and strong yield, we continued to challenge ourselves to drive down cost and eliminate inputs. It was during this process that we realized we could eliminate water and chlorinated solvents from the purification process, reduce the number of reagents from five to two and reduce the number of purification steps from 12 to four—if we shifted from the production of PTA to the production of dimethyl terephthalate (“DMT”), another proven monomer of PET plastic that is far simpler to purify. Since June 2018, when we transitioned to our newly built Generation II industrial pilot plant, we continue to see consistently high monomer yields and excellent purity.

This shift, from producing the monomer PTA to the monomer DMT was a pivotal moment for Loop. The Generation II technology is more cost-effective, easier to commercialize, more economical for our customers and requires fewer energy and resource inputs than conventional PET production processes. We believe it to be one of the most environmentally sustainable methods for producing virgin quality food-grade PET plastic in the world.

To protect our technology, and in addition to the patents we hold for our Generation I technology, we have patents pending for our Generation II technology in the US, EU and jurisdictions around the world. Freedom to Operate searches have also been conducted that indicate no conflicts with any of our existing patents or applications and we adhere to rigorous internal data and confidentiality controls.

Commercialization Progress

In 2018, we worked to bring us closer to realizing the three major streams of revenue we expect this will generate. These revenue sources are expected to be from the sale of Loop™ PET plastic resin and polyester fiber to customers from our joint venture with Indorama Ventures Limited (“IVL”), license fees from our Waste-to-Resin (“WtR™”) facilities and development fees from the sale and construction of WtR™ facilities around the world. In 2018, we secured key partners, completed agreements with global consumer brands, built our brand and continued to secure the feedstock needed to support our commercial success.

Production

There are two principal modes planned for commercializing production of Loop™ branded PET plastic resin and polyester fiber. These include the retrofit of existing PET production facilities and the development of greenfield integrated WtR™ facilities around the world, which are described here.

In September of 2018, we announced a joint venture with IVL to manufacture and commercialize sustainable polyester resin to meet the growing global demand from beverage and consumer packaged goods companies. The 50/50 joint venture has an exclusive world-wide license to use our technology to retrofit existing IVL facilities, so each can produce 100% sustainable Loop™ PET plastic resin and polyester fiber. Indeed, the first facility, anticipated to begin commercial production in Q1 2020 in the eastern United States, is expected to be fully subscribed by leading global consumer brands, and IVL is in the process of identifying additional facilities suitable for retrofit.

The partnership with IVL, which we believe to be the world’s foremost PET plastic resin manufacturer, helps bring Loop™ PET sustainable plastic resin and polyester fiber to market more quickly and further emboldens the confidence of our customers to sign multi-year supply agreements and term sheets with us. These customers include Danone, PepsiCo, Coca-Cola’s Cross Enterprise Procurement Group.

To drive our WtR™ solution, which is a key pillar of our commercialization blueprint, December 2018 saw us enter into a Global Alliance Agreement with thyssenkrupp Industrial Solutions (“tkIS”) aimed at transforming the future of sustainable PET plastic manufacturing by combining our breakthrough depolymerization technology with tkIS’s PET Melt-To-Resin® technology. As one of the world’s leading PET and polyester engineering companies, we believe tkIS is perfectly positioned to help us commercialize its WtR™ solution—a fully integrated and reimagined manufacturing facility for Loop™ PET plastic resin and polyester fiber.

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We believe the WtR™ solution will result in a highly scalable recurring revenue licensing model to supply the global demand for 100% sustainable Loop™ PET plastic resin and polyester fiber, allowing us to rapidly penetrate and transform the plastic market and fully capitalize on our disruptive potential to be the leader in the circular economy for PET plastic. This fundamentally changes where and how PET plastic resin production occurs—no longer does PET plastic resin production need to be bound to fossil fuels and fossil fuel infrastructure. WtR™ facilities could be located near large urban centers where feedstock is located, and transportation and logistics costs could be significantly reduced as the distance between feedstock, manufacturing and customer use is collapsed.

We believe the proposition for those seeking a turnkey solution to manufacture Loop™ PET plastic resin and polyester fiber, such as chemical companies, waste managers, existing recyclers and even consumer good companies around the world is compelling. We further believe this will create a recurring licensing revenue stream for us while expanding the capacity of Loop™ PET plastic resin and polyester fiber in the marketplace to meet the substantial demand from consumer goods companies.

Supply Agreements with Global Consumer Brands

Consumer brands are seeking a solution to their plastic challenge—and they are taking bold action. In the past year we have seen major brands make significant commitments to close the loop on their plastic packaging in two ways, by transitioning their packaging to recyclable materials and by incorporating more recycled content into their packaging. We believe Loop™ PET plastic resin and polyester fiber provides the ideal solution for these brands because Loop™ PET plastic resin and polyester fiber is recyclable and contains 100% recycled PET and polyester fiber content with virgin quality suitable for use in food-grade packaging. That means consumer packaged goods companies can now market packaging made from a 100% Loop™ branded PET plastic resin and polyester fiber.

As a result, in 2018 we delivered a significant number of announcements with some of the world’s leading brands, including:

•	Strategic initiative with evian® and The L'OCCITANE Group as part of a long-term Danone global partnership, to enable evian® and The L'OCCITANE Group reach their 100% “circular approach” to plastic usage by 2025. The agreement was the result of months of positive collaboration with evian® and The L'OCCITANE Group, and the R&D and purchasing teams of its parent company Danone;

•	Multi-year supply agreement with PepsiCo, one of the largest purchasers of recycled PET plastic, enabling them to purchase production capacity from Loop’s joint venture facility with Indorama Ventures Limited in the United States and incorporate Loop™ PET plastic resin into its product packaging by early 2020;

•	Multi-year supply framework with the Coca-Cola system’s Cross Enterprise Procurement Group to supply 100% recycled and sustainable Loop™ PET plastic resin from our joint venture facility with Indorama Ventures Limited in the United States to authorized Coca-Cola bottlers who enter into supply agreements with us;

•	A new program, free to consumers of Gatorade Gx and Drinkfinity, subsidiaries of PepsiCo, to return used Gatorade Gx and Drinkfinity pods to Loop where the PET from the pods are processed using Loop’s technology to make Loop™ PET plastic resin and polyester fiber and all other recyclable components are sent for recycling; and

•	Letter of Intent with L’Oréal Group, the global leader in the beauty industry setting the stage for L’Oréal to work towards becoming the first major cosmetics company in the world to close the loop on their PET plastic packaging by incorporating Loop™ PET.

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Turning Waste into Feedstock

To us, waste PET plastic and polyester fiber is feedstock, the materials introduced into our Generation II depolymerization technology to yield PET monomers. Our technology can use plastic bottles and packaging of any color, transparency or condition, carpet, clothing and other polyester textiles that may contain colors, dyes or additives, and even ocean plastics that have been degraded by sun and salt. This is yet another distinct advantage of Loop™ PET over mechanically recycled PET, our ability to use materials that nearly all other recyclers do not use. This also means we are creating a new market for materials that have persistently been leaking out of the waste management system and into our shared rivers, oceans and natural areas.

We have a dedicated team studying the availability of feedstock to ensure each planned facility can operate continuously. The team has already successfully identified the sources required for our first joint venture facility with IVL and is now focused on closing supply agreements to secure this feedstock for the long term.

The team is also conducting a macro-to-micro analysis in the United States, Canada, European Union and Asia to help inform the size and location of our next facilities. The approach includes a fulsome inventory of PET materials introduced into a region, the materials collected (or recycled) in the region and the material loss, or the difference between the material introduced and the material collected. This allows us to identify not only the material traditionally available for recycling, but how material can be effectively diverted from landfill, rivers, oceans and natural areas by providing a new outlet for what was formerly considered waste.

Our Opportunity

The use of mechanically recycled PET for food grade applications in India is not permitted, and in Japan and China it is highly inadvisable for a variety of reasons including the perception of contamination from mechanically recycled sources. We believe that means that Loop™ PET plastic resin and polyester fiber has a distinct advantage in these markets, which represent nearly three billion people or approximately 38% of the global population. Demand from PET manufacturers and global consumer goods companies in these regions has been significant for us.

Corporate Information and History

We were originally incorporated in Nevada in March 2010 under the name Radikal Phones Inc., which was changed to First American Group Inc. in October 2010. On July 29, 2015, we completed a reverse acquisition of Loop Holdings, Inc., whereby we acquired all of its issued and outstanding shares of common stock in a share exchange for approximately 78.1% of the capital stock of our company at the time. The depolymerization business of Loop Holdings, Inc. became our sole operating business. On July 21, 2015 we changed our name to Loop Industries, Inc. Loop Holdings, Inc. was originally incorporated in Nevada on October 23, 2014. On March 9, 2017, Loop Holdings, Inc. merged with and into us.

Our principal executive offices are located at 480 Fernand-Poitras Street, Terrebonne, Québec J6Y 1Y4 Canada. Our telephone number is (450) 951-8555. Our website address is http://www.loopindustries.com. The information contained on, or that can be accessed through, our website is not incorporated by reference in this prospectus supplement and should not be considered to be part of this prospectus supplement. For further information regarding us and our financial information, you should refer to our recent filings with the SEC. See “Where You Can Find Additional Information.”

Recent Developments

On November 13, 2018 and January 3, 2019, we issued an aggregate principal amount of $2,650,000 convertible promissory notes (the “November 2018 Convertible Notes”), which mature on May 13, 2019 and July 3, 2019, respectively, and automatically convert into shares of our common stock at the price per share equal to the lesser of (i) $13.00 and (ii) the average closing price of our common stock on the Nasdaq stock market for the ten days preceding the day to the conversion of the November 2018 Convertible Notes (the “2018 Convertible Note Conversion Price”). The total number of shares of common stock to be issued upon automatic conversion shall equal the outstanding principal amount of the November 2018 Convertible Note and all accrued and unpaid interest on the November 2018 Convertible Note, divided by the 2018 Convertible Note Conversion Price.

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The November 2018 Convertible Notes include related warrants to acquire 50% of the shares issued upon the conversion of the November 2018 Convertible Notes (the “2018 Convertible Note Warrants”). The 2018 Convertible Note Warrants are exercisable for an additional fifty percent (50%) of the shares of common stock issued upon the conversion of the November 2018 Convertible Notes (the “2018 Convertible Note Warrant Shares”). The per share purchase price (the “2018 Convertible Note Exercise Price”) for each of the 2018 Convertible Note Warrant Shares purchasable under the 2018 Convertible Note Warrants shall be equal to the lesser of (i) $15.00 and (ii) the average closing price of our common stock on the Nasdaq stock market for the ten days preceding the day of the conversion of the November 2018 Convertible Notes. Each 2018 Convertible Note Warrant expires eighteen (18) months from the date of the conversion of the November 2018 Convertible Notes (the “2018 Convertible Note Warrant Expiration Date”) and holders of the November 2018 Convertible Notes may exercise the 2018 Convertible Note Warrants at any time prior to the 2018 Convertible Note Warrant Expiration Date.

On January 15, 2019 and January 21, 2019, we issued an aggregate principal amount of $4,900,000 convertible promissory notes (the “January 2019 Convertible Notes”), which mature on January 15, 2020 and January 21, 2020, respectively, and automatically convert into shares of our common stock at the price per share equal to $8.10 (the “2019 Convertible Note Conversion Price”). The 2019 Convertible Note Conversion Price may be adjusted in the event that we issue common shares in a private sale or offering at a lower price per share (the “2019 Convertible Note New Share Price”) within 180 days of the closing date. The 2019 Convertible Note New Share Price would become the new conversion price of the January 2019 Convertible Note notes, the 2019 Convertible Note New Issuance Price, which would impact the number of shares and warrants issued.

The January 2019 Convertible Notes include related warrants to acquire 50% of the shares issued upon the conversion of the January 2019 Convertible Notes (the “2019 Convertible Note Warrants”). The 2019 Convertible Note Warrants are exercisable for an additional fifty percent (50%) of the shares of common stock issued upon the conversion of the January 2019 Convertible Notes (the “2019 Convertible Note Warrant Shares”). The per share purchase price (the “2019 Convertible Note Exercise Price”) for each of the 2019 Convertible Note Warrant Shares purchasable under the 2019 Convertible Note Warrants shall be equal to 115% of the 2019 Convertible Note Conversion Price or the 2019 Convertible Note New Issuance Price, as applicable. Each 2019 Convertible Note Warrant expires twenty-four (24) months from the date of the conversion of the January 2019 Convertible Notes (the “2019 Convertible Note Warrant Expiration Date”) and holders of the January 2019 Convertible Notes may exercise the 2019 Convertible Note Warrants at any time prior to the 2019 Convertible Note Warrant Expiration Date.

Please see “The issuance of common stock upon conversion of our November 2018 Convertible Notes and our January 2019 Convertible Notes, and specifically the floating conversion price feature of our November 2018 Convertible Notes, could require us to issue a substantially greater number of shares, which may adversely affect the market price of our common stock and cause dilution to our existing stockholders” for the risks related to the November 2018 Convertible Notes and the January 2019 Convertible Notes.

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The Offering

Shares of Common Stock being offered in this offering	600,000 shares

Number of Shares of Common Stock to be outstanding immediately after this offering	34,405,706 shares

Use of proceeds	We will use proceeds of the offering for working capital and other general corporate purposes.

Risk Factors

See “Risk Factors” beginning on page S-9 of this prospectus supplement and the other information included and incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.

NASDAQ Global Market symbol	LOOP

The number of shares of our common stock to be outstanding after this offering is based on 33,805,706 shares of our common stock outstanding as of November 30, 2018, and excludes:

• 2,205,290 shares of our common stock issuable upon the exercise of stock options outstanding as of November 30, 2018, with a weighted-average exercise price of $8.22 per share;

• 3,271,469 additional shares of our common stock, subject to increase on an annual basis, reserved for future issuance as of November 30, 2018 under our 2018 Equity Incentive Plan;

• 140,667 shares of our common stock issuable upon the exercise of warrants outstanding as of November 30, 2018, with an exercise price of $12.00 per share;

• 99,498 shares of our common stock issuable as a result of restricted stock units outstanding as of November 30, 2018;

• 1,000,000 shares of our common stock issuable to the Company’s President and Chief Executive Officer as a performance based award; and

•

Shares of our common stock to be issued pursuant to the conversion of the November 2018 Convertible Notes, and related Warrants, or our January 2019 Convertible Notes. See “Recent Developments” for more information.

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SUMMARY CONSOLIDATED FINANCIAL DATA

The following tables summarize our consolidated financial and other data. The consolidated statements of operations data for the years ended February 28, 2017 and 2018 and the consolidated balance sheet data as of February 28, 2018 are derived from our audited consolidated financial statements and the related notes incorporated by reference into this prospectus supplement. The unaudited consolidated statements of operations data for the nine months ended November 30, 2018 and 2019 and the unaudited consolidated balance sheet data as of November 30, 2018 are derived from our unaudited interim condensed consolidated financial statements incorporated by reference into this prospectus supplement. Results for the nine months ended November 30, 2018 are not necessarily indicative of results to be expected for the full year. You should read the following summary consolidated financial data in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended February 28, 2018 and in our Quarterly Report on Form 10-Q for the quarter ended November 30, 2018 and the consolidated financial statements and the related notes incorporated by reference into this prospectus supplement.

	Year Ended February 28,		Nine Months Ended November 30,
	2018	2017	2018	2017
	(in thousands)
Consolidated Statements of Operations and Comprehensive Loss
Revenue	$-	$-	$-	$-

Operating Expenses
Research and development	6,694,778	1,454,440	2,924,483	5,341,763
General and administrative	6,860,623	2,280,281	6,721,796	4,691,294
Depreciation and amortization	367,176	397,445	366,710	281,016
Interest expense	5,125	-	41,117	-
Foreign exchange loss (gain)	109,676	(18,165)	(72,404)	88,634
Total operating expenses	14,037,378	4,114,001	9,981,702	10,402,707

Net loss	(14,037,378)	(4,114,001)	(9,981,702)	(10,402,707)

Other comprehensive loss-
Foreign currency translation adjustment	(17,889)	(157,142)	(202,838)	(2,068)
Comprehensive loss	$(14,055,267)	$(4,271,143)	$(10,184,540)	$(10,404,775)
Loss per share
Basic and diluted	$(0.43)	$(0.13)	$(0.30)	$(0.32)
Weighted average common shares outstanding
Basic and diluted	32,642,741	31,102,004	33,792,293	32,183,343

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	As at February 28,		As at November 30,
	2018	2017	2018
	(in thousands)
Consolidated Balance Sheets
Current assets
Cash	$8,149,713	$916,487	$3,528,258
Total current assets	9,025,920	1,062,561	3,990,089
Total fixed and intangible assets	4,369,643	1,874,969	5,438,441
Total assets	$13,395,563	$2,937,530	$9,428,530

Current liabilities
Total current liabilities	2,037,721	800,008	5,170,891
Long-term debt	1,033,777	-	956,069
Total liabilities	3,071,498	800,008	6,126,960

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RISK FACTORS

An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the risks, uncertainties and assumptions discussed under “Risk Factors” in our most recent Annual Report on Form 10-K or Quarterly Reports on Form 10-Q and in other documents, which are incorporated herein by reference into this prospectus supplement, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, as well as the risk factors and other information contained in or incorporated by reference into any accompanying prospectus supplement. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

For more information about our SEC filings, please see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

The issuance of common stock upon conversion of our November 2018 Convertible Notes and our January 2019 Convertible Notes, and specifically the floating conversion price feature of our November 2018 Convertible Notes, could require us to issue a substantially greater number of shares, which may adversely affect the market price of our common stock and cause dilution to our existing stockholders.

Our November 2018 Convertible Notes and our January 2019 Convertible Notes are convertible into shares of our common stock under certain circumstances as described under “Recent Developments” herein. Upon conversion of the November 2018 Convertible Notes and the January 2019 Convertible Notes, in accordance with their terms, we will be required to deliver shares of our common stock to their holders. Our stockholders will experience dilution in their ownership percentage of common stock upon our issuance of common stock in connection with the conversion of the November 2018 Convertible Notes and the January 2019 Convertible Notes. Because the number of shares we will be required to issue upon conversion of the November 2018 Convertible Notes is subject to a floating conversion price that is not subject to a floor, the number of shares issuable could prove to be significantly greater in the event of a decrease in the trading price of our common stock, which decrease could cause substantial dilution to our existing stockholders. Any such issuances of common stock will result in immediate dilution to the interests of other stockholders. Further, any sales in the public market of any shares of common stock issued upon conversion or hedging or arbitrage trading activity that develops due to the potential conversion of the November 2018 Convertible Notes or of the January 2019 Convertible Notes could adversely affect prevailing market prices of our common stock.

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Risks Related to the Offering

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

We have not allocated specific amounts of the net proceeds from this offering for any specific purpose. Accordingly, our management will have significant flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used in ways you would agree with. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for our company. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

A substantial number of shares of our common stock may be sold in this offering, which could cause the price of our common stock to decline.

In this offering we will sell 600,000 shares of common stock, which represents approximately 1.8% of our outstanding common stock as of November 30, 2018 after giving effect to the sale of the shares of common stock. This sale and any future sales of a substantial number of shares of our common stock in the public market, or the perception that such sales may occur, could adversely affect the price of our common stock on the Nasdaq. We cannot predict the effect, if any, that market sales of those shares of common stock or the availability of those shares of common stock for sale will have on the market price of our common stock.

If you purchase our common stock sold in this offering you will experience immediate dilution in your investment as a result of this offering.

Because the price per share of common stock being offered in this offering may be higher than the net tangible book value per share of our common stock, you will experience dilution to the extent of the difference between the offering price per share of common stock you pay in this offering and the net tangible book value per share of our common stock immediately after this offering. Our net tangible book value (deficit) as of November 30, 2018, was $3,301,570, or $0.098 per share of common stock. Net tangible book value (deficit) per share is equal to our total tangible assets minus total liabilities, all divided by the number of shares of common stock outstanding. See “Dilution” on page S-14 for a more detailed discussion of the dilution you will incur in this offering.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, including the sections entitled “Prospectus Supplement Summary” and “Risk Factors,” the accompanying prospectus and the information incorporated by reference in this prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act of 1934, as amended, or the Exchange Act, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such “future,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “will,” “would,” “could,” “can,” “may,” and similar terms or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements in this document relate to, among other things:

•	commercialization of our technology and products;

•	status of our relationships with partners, including with Indorama Ventures Public Company Limited and thyssenkrupp Industrial Solutions’ division, Uhde Inventa-Fischer GmbH;

•	development and protection of our intellectual property and products;

•	our need for and ability to obtain additional financing;

•	industry competition;

•	regulatory and other legal compliance;

•	the exercise of the control over us by Mr. Daniel Solomita, our President and Chief Executive Officer, Chairman of the Board of Directors, and majority stockholder;

•	other factors over which we have little or no control;

•	our ability to maintain and enforce our internal controls over financial reporting;

•	our ability to continue as a going concern and raise funds sufficiency to support our ongoing operations;

•	whether the reassessment of our internal controls over financial reporting could lead us to conclude that there were deficiencies in its internal control over financial reporting that constitute material weaknesses;

•	adverse effects on the Company’s business and operations as a result of increased regulatory, media or financial reporting issues and practices, rumors or otherwise;

•	other factors discussed in our subsequent filings with the SEC;

•	as well as other statements regarding our future operations, financial condition and prospects and business strategies; and

•	the potential dilutive effect of the conversion of our November 2018 Convertible Notes and our January 2019 Convertible Notes, and respective related warrants.

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We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus supplement, the accompanying prospectus and the documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, operating results, cash flows or prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in the section titled “Risk Factors” and elsewhere in this prospectus supplement and the accompanying prospectus. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus and the documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

The forward-looking statements made in this prospectus supplement, the accompanying prospectus and the documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this prospectus supplement, the accompanying prospectus, any free writing prospectus and the documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus to reflect events or circumstances after the date of this prospectus supplement or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to review any additional disclosures we make in the documents we subsequently file with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find Additional Information.”

S-12

USE OF PROCEEDS

We expect to receive net proceeds from this offering of approximately $4,119,050 after deducting the placement agent fees and estimated offering expenses payable by us. We anticipate that the net proceeds from the sale of shares of common stock by us will be used for working capital and other general corporate purposes.

S-13

DILUTION

If you invest in our shares of common stock, you will experience dilution to the extent of the difference between the offering price per share you pay in this offering and the net tangible book value per share of our shares of common stock immediately after this offering.

The net tangible book value of our common stock as of November 30, 2018 was approximately $3,301,570, or approximately $0.098 per share. Our net tangible book value per share represents the amount of our total tangible assets reduced by the amount of our total liabilities and divided by the total number of shares of our common stock outstanding as of November 30, 2018. Dilution per share to new investors represents the difference between the amount per share paid by purchasers for each share of common stock in this offering and the net tangible book value per share of our common stock immediately following the completion of this offering.

After giving effect to the sale of 600,000 shares of common stock offered hereby at the price of $8.55 per share, after deducting the placement agent fees and estimated offering expenses of $1,010,950, the adjusted net tangible book value and our net tangible book value per share would have been approximately $7,420,620, or $0.216 per share. This represents an immediate increase in net tangible book value of $0.118 per share to existing shareholders and an immediate dilution in net tangible book value of $8.334 per share to new investors.

The following table illustrates the per share dilution:

Offering price per share	$8.55
Historical net tangible book value per share as of November 30, 2018	$0.098
Increase in net tangible book value per share attributable to new investors	0.118
As adjusted net tangible book value per share after this offering	0.216
Dilution per share to new investors	$8.334

The number of shares of common stock set forth in the table above excludes:

•	2,205,290 shares of our common stock issuable upon the exercise of stock options outstanding as of November 30, 2018, with a weighted-average exercise price of $8.22 per share;

•	3,271,469 additional shares of our common stock, subject to increase on an annual basis, reserved for future issuance as of November 30, 2018 under our 2018 Equity Incentive Plan;

•	140,667 shares of our common stock issuable upon the exercise of warrants outstanding as of November 30, 2018, with an exercise price of $12.00 per share;

•	99,498 shares of our common stock issuable as a result of restricted stock units outstanding as of November 30, 2018;

•	1,000,000 shares of our common stock issuable to the Company’s President and Chief Executive Officer as a performance based award; and

•	Shares of our common stock to be issued pursuant to the conversion of the November 2018 Convertible Notes, and related Warrants, or our January 2019 Convertible Notes.

To the extent that any of these outstanding options or warrants are exercised or outstanding restricted stock units vest, or we issue additional shares under our equity incentive plans, there may be further dilution to new investors. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

S-14

DIVIDEND POLICY

We have never declared or paid any cash dividend on our capital stock. We currently intend to retain any future earnings and do not expect to pay any dividends in the foreseeable future. Any determination to pay dividends in the future will be at the discretion of our board of directors and will be dependent on a number of factors, including our earnings, capital requirements and overall financial conditions.

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CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of November 30, 2018. You should read this table together with our consolidated financial statements and the related notes thereto incorporated by reference herein and the other financial information incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of November 30, 2018	As of November 30, 2018
		(as adjusted)
Financing Liabilities
Convertible Notes	2,450,000	2,450,000
Current portion of long-term debt	52,628	52,628
Long-term debt	956,069	956,069
Total financing liabilities	3,458,697	3,458,697
Stockholders' Equity
Series A Preferred stock par value $0.0001; 25,000,000 shares authorized; one share issued and outstanding	–	–
Common stock par value $0.0001; 250,000,000 shares authorized; 33,805,706 shares issued and outstanding	3,381	3,441
Additional paid-up capital	34,127,010	38,246,000
Common stock issuable, 1,000,000 shares	800,000	800,000
Accumulated deficit	(31,256,883)	(31,256,883)
Accumulated other comprehensive loss	(371,938)	(371,938)
Total stockholders’ equity	3,301,570	7,420,620
Total long-term debt and stockholders' equity	6,760,267	10,879,317

S-16

DESCRIPTION OF CAPITAL STOCK

The following description summarizes the material terms of our capital stock. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description of our capital stock, you should refer to our articles of incorporation, as amended, and our amended and restated bylaws and to the provisions of applicable Nevada law.

Our authorized capital stock consists of 250,000,000 shares of common stock, $0.0001 par value, 1 share designated as Series A preferred stock, $0.0001 par value, and 24,999,999 shares as undesignated preferred stock, $0.0001 par value, the rights, preferences and privileges of which may be designated from time to time by our board of directors. As of November 30, 2018, there were 33,805,706 shares of our common stock issued and outstanding held of record by approximately 1,891 stockholders and 1 share of Series A preferred stock issued and outstanding held of record by 1 stockholder. The actual number of stockholders is greater than this number of record holders, and includes stockholders who are beneficial owners, but whose shares are held in street name by brokers and other nominees. This number of holders of record also does not include stockholders whose shares may be held in trust by other entities.

Common Stock

The material terms and provisions of our common stock and each other class of our securities that qualifies or limits our common stock are described under the caption “Description of Capital Stock” starting on page 7 of the accompanying prospectus.

S-17

MATERIAL U.S. FEDERAL INCOME AND ESTATE

TAX CONSEQUENCES TO NON-U.S. HOLDERS OF OUR COMMON STOCK

The following is a summary of the material U.S. federal income tax consequences of the ownership and disposition of our common stock acquired in this offering by a “non-U.S. holder” (as defined below), but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the United States Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income tax consequences different from those set forth below. We have not sought, and do not intend to seek, any ruling from the Internal Revenue Service (“IRS”), with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.

This summary also does not address the tax considerations arising under the laws of any non-U.S., state or local jurisdiction or under U.S. federal gift and estate tax rules. In addition, this discussion does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

•	banks, insurance companies, regulated investment companies, real estate investment trusts or other financial institutions;

•	persons subject to the alternative minimum tax or the Medicare surtax on net investment income;

•	tax-exempt organizations;

•	pension plans and tax-qualified retirement plans;

•	controlled foreign corporations, passive foreign investment companies and corporations that accumulate earnings to avoid U.S. federal income tax;

•	brokers or dealers in securities or currencies;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	persons that own, or are deemed to own, more than five percent of our capital stock (except to the extent specifically set forth below);

•	certain former citizens or long-term residents of the United States;

•	partnerships (or entities classified as such for U.S. federal income tax purposes), other pass-through entities, and investors therein;

•	persons who hold our common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction;

•	persons who hold or receive our common stock pursuant to the exercise of any option or otherwise as compensation;

•	persons subject to special tax accounting rules as a result of any item of gross income with respect to our common stock being taken into account in an “applicable financial statement” as defined in Section 451(b) of the Code;

•	persons who do not hold our common stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment); or

•	persons deemed to sell our common stock under the constructive sale provisions of the Code.

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In addition, if a partnership, entity or arrangement classified as a partnership or flow-through entity for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner generally will depend on the status of the partner and upon the activities of the partnership or other entity. A partner in a partnership or other such entity that will hold our common stock should consult his, her or its own tax advisor regarding the tax consequences of the ownership and disposition of our common stock through a partnership or other such entity, as applicable.

You are urged to consult your tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our common stock arising under the U.S. federal gift or estate tax rules or under the laws of any state, local, non-U.S. or other taxing jurisdiction or under any applicable tax treaty.

Non-U.S. Holder Defined

For purposes of this discussion, you are a “non-U.S. holder” if you are a beneficial owner of our common stock that, for U.S. federal income tax purposes, is not a partnership or:

•	an individual who is a citizen or resident of the United States;

•	a corporation or other entity taxable as a corporation created or organized in the United States or under the laws of the United States or any political subdivision thereof, or otherwise treated as such for U.S. federal income tax purposes;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

•	a trust (x) whose administration is subject to the primary supervision of a U.S. court and that has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (y) that has made a valid election under applicable Treasury Regulations to be treated as a U.S. person.

Distributions

As described in the section titled “Dividend Policy,” we have never declared or paid cash dividends on our common stock, and we do not anticipate paying any dividends on our common stock following the completion of this offering. However, if we do make distributions on our common stock, those payments will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, the excess will constitute a return of capital and will first reduce your basis in our common stock, but not below zero, and then will be treated as gain from the sale of stock.

Subject to the discussions below on effectively connected income and in the sections titled “—Backup Withholding and Information Reporting” and “—Foreign Account Tax Compliance Act (FATCA),” any dividend paid to you generally will be subject to U.S. federal withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty between the United States and your country of residence. In order to receive a reduced treaty rate, you must provide us with a properly executed IRS Form W-8BEN or W-8BEN-E or other appropriate version of IRS Form W-8 certifying qualification for the reduced rate. If you are eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty, you may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS. If you hold our common stock through a financial institution or other agent acting on the non-U.S. holder’s behalf, you will be required to provide appropriate documentation to the agent, which then will be required to provide certification to us or our paying agent, either directly or through other intermediaries.

S-19

Dividends received by you that are treated as effectively connected with your conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, such dividends are attributable to a permanent establishment or fixed base maintained by you in the United States) are generally exempt from the 30% U.S. federal withholding tax, subject to the discussion below in the sections titled “—Backup Withholding and Information Reporting” and “—Foreign Account Tax Compliance Act (FATCA)”. In order to obtain this exemption, you must provide us with a properly executed IRS Form W-8ECI or other applicable IRS Form W-8 properly certifying such exemption. Such effectively connected dividends, although not subject to U.S. federal withholding tax, are taxed at the same graduated rates applicable to U.S. persons, net of certain deductions and credits, subject to an applicable income tax treaty providing otherwise. In addition, if you are a corporate non-U.S. holder, dividends you receive that are effectively connected with your conduct of a U.S. trade or business may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty between the United States and your country of residence. You should consult your tax advisor regarding the tax consequences of the ownership and disposition of our common stock, including any applicable tax treaties that may provide for different rules.

Gain on Disposition of Common Stock

Subject to the discussion in the section titled “—Backup Withholding and Information Reporting”, you generally will not be required to pay U.S. federal income tax on any gain realized upon the sale or other disposition of our common stock unless:

•	the gain is effectively connected with your conduct of a U.S. trade or business (and, if an applicable income tax treaty so provides, the gain is attributable to a permanent establishment or fixed base maintained by you in the United States);

•	you are an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met; or

•	our common stock constitutes a United States real property interest by reason of our status as a “United States real property holding corporation” (“USRPHC”), for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding your disposition of, or your holding period for, our common stock.

We believe that we are not currently and will not become a USRPHC for U.S. federal income tax purposes, and the remainder of this discussion so assumes. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property relative to the fair market value of our U.S. and worldwide real property plus our other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, however, as long as our common stock is regularly traded on an established securities market, your common stock will be treated as U.S. real property interests only if you actually (directly or indirectly) or constructively hold more than five percent of such regularly traded common stock at any time during the shorter of the five-year period preceding your disposition of, or your holding period for, our common stock.

If you are a non-U.S. holder described in the first bullet above, you will be required to pay tax on the gain derived from the sale (net of certain deductions and credits) under regular graduated U.S. federal income tax rates, and a corporate non-U.S. holder described in the first bullet above also may be subject to the branch profits tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty. If you are an individual non-U.S. holder described in the second bullet above, you will be subject to tax at 30% (or such lower rate specified by an applicable income tax treaty) on the gain derived from the sale, which gain may be offset by U.S. source capital losses for the year, provided you have timely filed U.S. federal income tax returns with respect to such losses. You should consult your tax advisor regarding any applicable income tax or other treaties that may provide for different rules.

Backup Withholding and Information Reporting

Generally, we must report annually to the IRS the amount of dividends paid to you, your name and address and the amount of tax withheld, if any. A similar report will be sent to you. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in your country of residence.

S-20

Payments of dividends on or of proceeds from the disposition of our common stock made to you may be subject to information reporting and backup withholding at a current rate of 24% unless you establish an exemption, for example, by properly certifying your non-U.S. status on a properly completed IRS Form W-8BEN or W-8BEN-E or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that you are a U.S. person.

Backup withholding is not an additional tax; rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

Foreign Account Tax Compliance Act (FATCA)

The Foreign Account Tax Compliance Act, Treasury Regulations issued thereunder and official IRS guidance, collectively “FATCA,” generally impose a U.S. federal withholding tax of 30% on dividends on, and the gross proceeds from a sale or other disposition of our common stock, paid to a “foreign financial institution” (as specially defined under these rules), unless otherwise provided by the Treasury Secretary or such institution enters into an agreement with the U.S. government to, among other things, withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding the U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise establishes an exemption. FATCA also generally imposes a U.S. federal withholding tax of 30% on dividends on and the gross proceeds from a sale or other disposition of our common stock paid to a “non-financial foreign entity” (as specially defined under these rules) unless otherwise provided by the Treasury Secretary or such entity provides the withholding agent with a certification identifying the substantial direct and indirect U.S. owners of the entity, certifies that it does not have any substantial U.S. owners, or otherwise establishes an exemption.

The withholding obligations under FATCA generally apply to dividends on our common stock. The Treasury Secretary has issued proposed regulations providing that the withholding provisions under FATCA do not apply with respect to payment of gross proceeds from a sale or other disposition of our common stock, which may be relied upon by taxpayers until final regulations are issued.. The withholding tax will apply regardless of whether the payment otherwise would be exempt from U.S. nonresident and backup withholding tax, including under the other exemptions described above. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this section. Prospective investors should consult with their own tax advisors regarding the application of FATCA withholding to their investment in, and ownership and disposition of, our common stock.

The preceding discussion of U.S. federal tax considerations is for general information only. It is not tax advice to investors in their particular circumstances. Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state and local and non-U.S. tax consequences of purchasing, holding and disposing of our common stock, including the consequences of any proposed change in applicable laws.

S-21

PLAN OF DISTRIBUTION

We engaged H.C. Wainwright & Co., LLC, or Wainwright or the placement agent, to act as our exclusive placement agent to solicit offers to purchase the shares of our common stock offered by this prospectus supplement and the accompanying base prospectus. Wainwright is not purchasing or selling any such shares, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of such shares, other than to use its “reasonable best efforts” to arrange for the sale of such shares by us. Therefore, we may not sell all or any of the shares of our common stock being offered. The terms of this offering are subject to market conditions and negotiations between us, Wainwright and prospective investors. Wainwright will have no authority to bind us by virtue of the engagement letter. We have entered into securities purchase agreements directly with certain institutional and accredited investors who have agreed to purchase shares of our common stock in this offering. We will only sell to investors who have entered into securities purchase agreements.

Delivery of the shares of common stock offered hereby is expected to take place on or about March 1, 2019, subject to satisfaction of certain conditions.

We have agreed to pay the placement agent (i) a total cash fee equal to 6.5% of the aggregate gross proceeds of this offering, (ii) $10,000 for the clearing expenses of the placement agent, and (iii) to reimburse the placement agent for its accountable expenses in an amount not to exceed $100,000.

We estimate the total expenses of this offering paid or payable by us will be approximately $1,010,950. After deducting the fees due to the placement agent and our estimated expenses in connection with this offering, we expect the net proceeds from this offering will be approximately $4,119,050.

Indemnification

We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in our engagement letter with the placement agent. We have also agreed to contribute to payments the placement agent may be required to make in respect of such liabilities.

In addition, we will indemnify the purchaser of shares of our common stock in this offering against liabilities arising out of or relating to (i) any breach of any of the representations, warranties, covenants or agreements made by us in the securities purchase agreement or related documents or (ii) any action instituted against a purchaser by a third party (other than a third party who is affiliated with such purchaser) with respect to the securities purchase agreement or related documents and the transactions contemplated thereby, subject to certain exceptions.

S-22

Right of First Refusal

We have granted the placement agent a six-month right of first refusal to act as sole book-running manager, sole underwriter or sole placement agent for each registered offering by us or any of our successors or subsidiaries, under certain circumstances.

Other Relationships

From time to time, Wainwright may provide in the future various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. However, except as disclosed in this prospectus supplement, we have no present arrangements with Wainwright for any further services.

Regulation M Compliance

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the sale of our shares of common stock offered hereby by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The placement agent will be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent. Under these rules and regulations, the placement agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Trading Market

Our common stock is listed on The Nasdaq Capital Market under the symbol “LOOP.” On February 26, 2019, the last reported sale price of our common stock was $11.54 per share.

S-23

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon by Ballard Spahr LLP, Las Vegas, Nevada. Certain legal matters in connection with this offering will be passed upon for the placement agent by Ellenoff Grossman & Schole LLP, New York, New York, with respect to U.S. law, and Stikeman Elliott LLP, with respect to Canadian law.

EXPERTS

The consolidated financial statements as of and for the year ended February 28, 2018 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) as of February 28, 2018 incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended February 28, 2018 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company's ability to continue as a going concern as described in Note 1 to the consolidated financial statements, and which contains an adverse opinion on the effectiveness of internal control over financial reporting) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements as of and for the year ended February 28, 2017 incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended February 28, 2018 have been so incorporated in reliance on the report of Weinberg & Company, P.A., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities described in this prospectus supplement. This prospectus supplement, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our securities, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus supplement concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. A copy of the registration statement and the exhibits filed therewith may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from that office at prescribed rates. You may obtain information on the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers that file electronically with the SEC. The address of that website is www.sec.gov.

We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information will be available for inspection and copying at the SEC’s public reference room and accessible through the SEC’s Internet website referenced above. We also maintain an Internet website at www.loopindustries.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus supplement or the registration statement of which this prospectus supplement forms a part, and is not incorporated by reference herein. We have included our website address in this prospectus supplement solely for informational purposes and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus supplement or in deciding whether to purchase our securities.

S-24

INFORMATION INCORPORATED BY REFERENCE

We “incorporate by reference” certain documents we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement, and any information contained in this prospectus supplement or in any document incorporated by reference in this prospectus supplement will be deemed to be modified or superseded to the extent that a statement contained in this prospectus supplement or free writing prospectus provided to you in connection with this offering, or in any other document we subsequently file with the SEC that also is incorporated by reference in this prospectus supplement, modifies or supersedes the original statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this prospectus supplement.

The following documents filed with the SEC are hereby incorporated by reference in this prospectus supplement:

•	our Annual Report on Form 10-K for the fiscal year ended February 28, 2018, filed with the SEC on May 14, 2018;

•	our Definitive Proxy Statement, filed with the SEC on May 18, 2018, relating to our 2018 Annual Meeting of Stockholders held on June 28, 2018, to the extent incorporated by reference into such Annual Report on Form 10-K;

•	our Quarterly Report on Form 10-Q for the quarter ended May 31, 2018, filed with the SEC on July 3, 2018, as amended by the amended report filed with the SEC on July 11, 2018;

•	our Quarterly Report on Form 10-Q for the quarter ended August 31, 2018, filed with the SEC on October 10, 2018;

•	our Quarterly Report on Form 10-Q for the quarter ended November 30, 2018, filed with the SEC on January 9, 2019;

•	our Current Reports on Form 8-K, filed with the SEC on April 10, 2018, June 22, 2018, June 27, 2018, June 29, 2018, July 3, 2018, July 13, 2018, July 24, 2018, July 26, 2018, September 24, 2018, September 25, 2018, September 28, 2018, October 10, 2018, October 15, 2018, November 13, 2018, November 16, 2018, November 29, 2018, December 17, 2018, December 19, 2018, December 20, 2018, January 9, 2019, January 16, 2019 and February 26, 2019; and

•	the description of our common stock as set forth in our registration statement on Form 8-A (Commission File No. 001-38301), filed with the SEC on November 17, 2017, including any subsequent amendment or any report filed for the purpose of updating such description.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus supplement and to be part hereof from the date of filing of such reports and other documents.

Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” or may in the future “furnish” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus supplement.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been or may be incorporated by reference in this prospectus supplement, other than exhibits to such documents, unless such exhibits have been specifically incorporated by reference thereto. Requests for such copies should be directed to our Investor Relations department, at the following address: Loop Industries, Inc., 480 Fernand-Poitras, Terrebonne, Québec, Canada, J6Y 1Y4 91367, Attention: General Counsel, or you may call us at (450) 951-8555.

S-25

The information in this prospectus is not complete and may be changed. We and the selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion. Dated              , 2018.

$100,000,000

Common Stock

Preferred Stock

Debt Securities

5,482,356 Shares of Our Common Stock Offered by the Selling Stockholders

We may from time to time in one or more offerings offer and sell up to an aggregate amount of $100,000,000 common stock, preferred stock or debt securities in any combination of the foregoing.

In addition, the selling stockholders may from time to time offer and sell up to 5,482,356 shares of our common stock. We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders.

Our common stock is listed on the NASDAQ Global Market under the symbol “LOOP”. On August 3, 2018, the reported closing sale price of our common stock on the NASDAQ Global Market was $9.66 per share.

The preferred stock and debt securities described in this prospectus have not been approved for listing on any market or exchange, and we have not made any application for such listing.

This prospectus describes the general terms of the securities we may offer and the general manner in which we may offer these securities. Each time we sell securities described herein, and in certain cases where one or more selling stockholders sell securities pursuant to this prospectus, we or the selling stockholders, as applicable, will provide prospective investors with a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. Such prospectus supplements may also add, update or change information contained in this prospectus. The applicable prospectus supplement will contain information, where applicable, as to any other listing on the NASDAQ Global Market or any other securities market or other exchange with respect to the securities covered by such prospectus supplement. You should carefully read this prospectus and any applicable prospectus supplement, together with the documents we incorporate by reference, before you invest.

Investing in our securities involves risks. Please carefully read the information under the headings “Risk Factors” beginning on page 4 of this prospectus and “Item 1A-Risk Factors” of our most recent report on Form 10-K or 10-Q that is incorporated by reference in this prospectus before you invest in our securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

These securities may be offered and sold to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. If underwriters, dealers, or agents are used to sell the securities, we will name them and describe their compensation in a prospectus supplement. In addition, the underwriters may overallot a portion of the securities.

Prospectus dated                      , 2018.

ABOUT THIS PROSPECTUS

This prospectus relates to the offer and the sale by us of any combination of the securities described in this prospectus for an aggregate offering price of up to $100,000,000. This prospectus also relates to the offer and the sale of up to 5,482,356 of our shares of common stock by the selling stockholders identified in this prospectus. We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders.

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf process, we may, from time to time, offer or sell any combination of the securities described in this prospectus in one or more offerings. In addition, under this shelf process, the selling stockholders may, from time to time, offer and sell up to an aggregate of 5,482,356 shares of our common stock in one or more offerings.

This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities described herein, and in certain cases where one or more selling stockholders sell securities pursuant to this prospectus, we or the selling stockholders, as applicable, will provide prospective investors with a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add to, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement. You should carefully read both this prospectus and any accompanying prospectus supplement, together with the information incorporated by reference and any other offering materials. See “Where You Can Find More Information” and “Information Incorporated by Reference.”

You should only rely on the information contained or incorporated by reference in this prospectus and any prospectus supplement or free writing prospectus relating to a particular offering. No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related free writing prospectus in connection with the offering described herein and therein. Neither this prospectus nor any prospectus supplement nor any related free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

You should read the entire prospectus and any prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: Neither us nor the selling stockholders have done anything that would permit our public offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside of the United States.

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PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including the matters set forth under the sections of this prospectus captioned “Risk Factors” in this prospectus, the financial statements and related notes and other information that we incorporate by reference herein, including our most recent report on Form 10-K or on Form 10-Q. Unless the context otherwise requires, the terms “Loop Industries, Inc.,” “Loop Industries,” “Loop,” “the company,” “we,” “us” and “our” in this prospectus refer to the consolidated operations of Loop Industries, Inc. and its consolidated subsidiaries as a whole.

Loop Industries, Inc.

Overview

We are an innovative technology company focused on sustainability. Our mission is to accelerate the world’s shift toward sustainable plastic and away from its dependence on fossil fuels, enabling a truly circular economy. Our patented, tertiary PET/polyester recycling technology decouples plastic from fossil fuels, depolymerizing waste PET plastic and polyester fiber into its base building blocks. The resulting monomers are then polymerized into virgin-quality PET plastic that meets FDA requirements for use in food-grade plastic packaging, such as water and soda bottles, and polyester fiber for textile applications.

Our technology allows for low value and no value waste PET plastic and polyester fibers such as carpets and clothing to be upcycled into high value PET/polyester packaging for consumer goods companies. Our zero energy depolymerization technology specifically targets PET/polyester, allowing for the removal of all waste impurities, such as colors/dyes, labels and non-PET plastic waste. We believe this provides us with an innovative technology to help achieve our mission.

Corporate Information and History

We were originally incorporated in Nevada in March 2010 under the name Radikal Phones Inc., which was changed to First American Group Inc. in October 2010. On July 29, 2015, we completed a reverse acquisition of Loop Holdings, Inc., whereby we acquired all of its issued and outstanding common shares in a share exchange for approximately 78.1% of the capital stock of our company at the time. The depolymerization business of Loop Holdings, Inc. became our sole operating business. On June 22, 2015, our board of directors approved a change in the fiscal year end date from September 30 to the last day of February. On July 21, 2015 we changed our name to Loop Industries, Inc. Loop Holdings, Inc. was originally incorporated in Nevada on October 23, 2014. On March 9, 2017, Loop Holdings, Inc. merged with and into us.

Our principal executive offices are located at 480 Fernand-Poitras Street, Terrebonne, Québec J6Y 1Y4 Canada. Our telephone number is (450) 951-8555. Our website address is http://www.loopindustries.com. The information contained on, or that can be accessed through, our website is not incorporated by reference in this prospectus and should not be considered to be part of this prospectus.

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The Securities We May Offer

We may offer or sell common stock, preferred stock and debt securities in one or more offerings and in any combination. The aggregate offering price of the securities sold by us pursuant to this prospectus will not exceed $100,000,000. In addition, the selling stockholders named in this prospectus may offer or sell, from time to time, up to 5,482,356 shares of our common stock. Each time we sell securities described herein, and in certain cases where one or more selling stockholders sell securities pursuant to this prospectus, we or the selling stockholders, as applicable, will provide prospective investors with a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered.

We or the selling stockholders may sell the securities to or through underwriters, dealers or agents, directly to purchasers or through a combination of any of these methods of sale or as otherwise set forth below under “Plan of Distribution.” We and the selling stockholders, as well as any agents acting on our or their behalf, reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. Any prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

Common Stock

We may offer shares of our common stock, par value $0.0001 per share, either alone or underlying other registered securities convertible into our common stock. The selling stockholders may offer shares of our common stock, par value $0.0001 per share, to the extent such shares were issued and outstanding, or issuable upon exercise or conversion of securities issued and outstanding, prior to the original date of filing of the registration statement to which this prospectus relates. Holders of our common stock are entitled to receive dividends declared by our board of directors out of funds legally available for the payment of dividends, subject to rights, if any, of preferred stockholders. Each holder of common stock is entitled to one vote per share. The holders of common stock have no preemptive rights.

Preferred Stock

Our board of directors has the authority, subject to limitations prescribed by Nevada law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix or alter the rights, preferences and privileges of the preferred stock, along with any limitations or restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each class or series of preferred stock.

Each series of preferred stock will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or winding-up, voting rights and rights to convert into common stock.

Debt Securities

We may offer secured or unsecured obligations in the form of one or more series of debt securities, which may be senior, senior subordinated or subordinated obligations. Any subordinated debt securities generally will be entitled to payment only after payment of our senior debt. Senior debt generally includes all debt for money borrowed by us, except debt that is stated in the instrument governing the terms of that debt to be not senior to, or to have the same rank in right of payment as, or to be expressly junior to, the subordinated debt securities. We may issue debt securities that are convertible into shares of our common stock.

The debt securities will be issued under an indenture, as supplemented by a resolution of our board of directors, an officer’s certificate or a supplemental indenture, between us and a trustee. We have summarized the general features of the debt securities to be governed by the indenture. The indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. We encourage you to read the indenture. Instructions on how you can get copies of this document are provided under the heading “Where You Can Find More Information.”

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RISK FACTORS

An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the risks, uncertainties and assumptions discussed under “Risk Factors” in our most recent Annual Report on Form 10-K or Quarterly Reports on Form 10-Q and in other documents, which are incorporated herein by reference into this prospectus, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, as well as the risk factors and other information contained in or incorporated by reference into any accompanying prospectus supplement. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

For more information about our SEC filings, please see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents we incorporate by reference herein and therein contain forward-looking statements that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of such terms and other comparable terminology.

These forward-looking statements include, without limitation, statements about our market opportunity, our strategies, ability to improve and expand our capabilities, competition, expected activities and expenditures as we pursue our business plan, the adequacy of our available cash resources, regulatory compliance, plans for future growth and future operations and the size of our addressable market and market trends. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Actual results may differ materially from the predictions discussed in these forward-looking statements. The economic environment within which we operate could materially affect our actual results. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. These risks and other factors include, but are not limited to, those listed under “Risk Factors” in our most recent filings with the SEC. Additional factors that could materially affect these forward-looking statements and/or predictions include, among other things: (i) commercialization of our technology and products, (ii) development and protection of our intellectual property and products, (iii) our need for and ability to obtain additional financing, (iv) industry competition, (v) regulatory and other legal compliance, (vi) the exercise of the control over us by Daniel Solomita, our President and Chief Executive Officer, Chairman of the Board of Directors, and majority stockholder, (vii) other factors over which we have little or no control, (viii) the development of our manufacturing facility, (ix) whether the reassessment of our internal controls over financial reporting could lead us to conclude that there were deficiencies in its internal control over financial reporting that constitute material weaknesses, (x) adverse effects on the Company’s business and operations as a result of increased regulatory, media or financial reporting issues and practices, rumors or otherwise and (xi) other factors discussed in our filings with the SEC.

Management has included projections and estimates in this prospectus, which are based primarily on management’s experience in the industry, assessments of our results of operations, discussions and negotiations with third parties and a review of information filed by our competitors with the SEC or otherwise publicly available.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. We disclaim any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

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RATIO OF EARNINGS TO FIXED CHARGES

The following summary is qualified by the more detailed information appearing in the computation table found in Exhibit 12.1 to the registration statement of which this prospectus is part and the historical financial statements, including the notes to those financial statements, incorporated by reference in this prospectus.

In the fiscal years ended February 29, 2016, February 28, 2017 and February 28, 2018, and the three months ended May 31, 2018, earnings were insufficient to cover fixed charges by $2.8 million, $4.1 million, $14.0 million, and $3.5 million, respectively.

For the periods indicated below, we had no outstanding shares of preferred stock with required dividend payments and as a result, the ratios of earnings to combined fixed charges and preferred stock dividends are identical to the ratios presented in the tables below.

Our ratio of earnings to fixed charges for each of the years ended February 29, 2016, February 28, 2017, February 28, 2018 and the three months ended May 31, 2018 was as follows:

	Year Ended			Three Months Ended
	February 29, 2016	February 28, 2017	February 28, 2018	May 31, 2018
RATIO OF EARNINGS TO FIXED CHARGES (1)	N/A	N/A	N/A	N/A

__________

(1)

For purposes of computing this ratio of earnings to fixed charges, fixed charges consist of interest expense and estimated interest component of rent and earnings consist of loss before income taxes plus fixed charges.

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USE OF PROCEEDS

Unless otherwise set forth in a prospectus supplement, we currently intend to use the net proceeds of any offering of securities for working capital and other general corporate purposes. Accordingly, we will have significant discretion in the use of any net proceeds. The specific allocations of the proceeds we receive from the sale of our securities will be described in the applicable prospectus supplement.

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders.

DESCRIPTION OF CAPITAL STOCK

The following description summarizes the material terms of our capital stock. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description of our capital stock, you should refer to our articles of incorporation, as amended, and our amended and restated bylaws and to the provisions of applicable Nevada law.

Our authorized capital stock consists of 250,000,000 shares of common stock, $0.0001 par value, 1 share designated as Series A preferred stock, $0.0001 par value, and 24,999,999 shares as undesignated preferred stock, $0.0001 par value, the rights, preferences and privileges of which may be designated from time to time by our board of directors. As of August 1, 2018, there were 33,805,706 shares of our common stock issued and outstanding held of record by approximately 106 stockholders and 1 share of Series A preferred stock issued and outstanding held of record by 1 stockholder. The actual number of stockholders is greater than this number of record holders, and includes stockholders who are beneficial owners, but whose shares are held in street name by brokers and other nominees. This number of holders of record also does not include stockholders whose shares may be held in trust by other entities.

Undesignated Preferred Stock

Subject to the rights of the preferred shareholders set forth in “-Series A Preferred Stock; Common Stock-Protective Provisions”, under the terms of our articles of incorporation, our board of directors is authorized to issue shares of our undesignated preferred stock in one or more series without shareholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a shareholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible future acquisitions and other corporate purposes, will affect, and may adversely affect, the rights of holders of common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of common stock until our board of directors determines the specific rights attached to that preferred stock. The effects of issuing preferred stock could include one or more of the following:

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; or

•	delaying or preventing changes in control or management of our company.

Once our board of directors approves the rights and preferences for a series of preferred stock, we will file a Certificate of Designation for such series of preferred stock with the Nevada Secretary of State formally establishing such rights and preferences.

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Series A Preferred Stock; Common Stock

Voting

Except as set forth below, each holder of Series A preferred stock has the same rights as holders of common stock and shall be entitled to notice of any shareholders’ meeting. They shall also be entitled to vote with the holders of common stock, and not as a separate class, except as may otherwise be required by law. Except as set forth below, each shareholder shall be entitled to one (1) vote for each share of stock outstanding. Except as set forth below or otherwise provided by the law of the State of Nevada, any corporate action to be taken shall be authorized by a majority of the votes cast by the shareholders. There are no cumulative rights to voting.

Each share of Series A preferred stock is entitled to the number of votes calculated as follows:

n = ((Ct / 0.35) - (Ct + Cdp)) / SAt

Where: Ct	=	The number of shares of common stock outstanding and entitled to vote;

Cdp	=	The number of shares of common stock outstanding and entitled to vote and held by Daniel Solomita, our President and Chief Executive Officer, and his permitted transferees; and

SAt	=	The number of shares of Series A preferred stock outstanding.

Additionally, for as long as any shares of Series A preferred stock are outstanding, the holders of Series A preferred stock shall be entitled to elect one director, or the Series A Director.

Protective Provisions

For as long as any shares of Series A preferred stock are outstanding, we must obtain the approval of at least a majority of the holders of the outstanding shares of preferred stock, voting as a separate class, to:

•	Amend our articles of incorporation or, unless approved by our board of directors, including by the Series A Director, amend our bylaws;

•	Change or modify the rights, preferences or other terms of the Series A preferred stock, or increase or decrease the number of authorized shares of Series A preferred stock;

•	Reclassify or recapitalize any outstanding equity securities, or, unless approved by our board of directors, including by the Series A Director, authorize or issue, or undertake an obligation to authorize or issue, any equity securities or any debt securities convertible into or exercisable for any equity securities (other than the issuance of stock-options or securities under any employee option or benefit plan);

•	Authorize or effect any transaction constituting a Deemed Liquidation (as defined in this subparagraph), or any other merger or consolidation of the Company, where a Deemed Liquidation shall mean: (1) the closing of the sale, transfer or other disposition of all or substantially all of the Company’s assets (including an irrevocable or exclusive license with respect to all or substantially all of the Company’s intellectual property); (2) the consummation of a merger, share exchange or consolidation with or into any other corporation, limited liability company or other entity (except one in which the holders of capital stock of the Company as constituted immediately prior to such merger, share exchange or consolidation continue to hold at least 50% of the voting power of the capital stock of the Company or the surviving or acquiring entity (or its parent entity)), (3) authorizing or effecting any transaction liquidation, dissolution or winding up of the Company, either voluntary or involuntary; provided, however, that none of the following shall be considered a Deemed Liquidation: (A) a merger effected exclusively for the purpose of changing the domicile of the Company, or (B) a transaction or other event deemed to be exempt from the definition of a Deemed Liquidation by the holders of at least a majority of the then outstanding Series A preferred stock.

•	Increase or decrease the size of our board of directors as provided in our bylaws or remove the Series A Director (unless approved by our board of directors, including the Series A Director);

•	Declare or pay any dividends or make any other distribution with respect to any class or series of capital stock (unless approved by our board of directors, including the Series A Director);

•	Redeem, repurchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any outstanding shares of capital stock (other than the repurchase of shares of common stock from employees, consultants or other service providers pursuant to agreements approved by our board of directors under which the Company has the option to repurchase such shares at no greater than original cost upon the occurrence of certain events, such as the termination of employment) (unless approved by our board of directors, including the Series A Director);

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•	Create or amend any stock option plan of the Company, if any (other than amendments that do not require approval of the shareholders under the terms of the plan or applicable law) or approve any new equity incentive plan;

•	Replace the President and/or Chief Executive Officer of the Company (unless approved by our board of directors, including the Series A Director);

•	Transfer assets to any subsidiary or other affiliated entity (unless approved by our board of directors, including the Series A Director);

•	Issue, or cause any subsidiary of the Company to issue, any indebtedness or debt security, other than trade accounts payable and/or letters of credit, performance bonds or other similar credit support incurred in the ordinary course of business, or amend, renew, increase or otherwise alter in any material respect the terms of any indebtedness previously approved or required to be approved by the holders of the Series A preferred stock (unless approved by our board of directors, including the Series A Director);

•	Modify or change the nature of the Company’s business;

•	Acquire, or cause a subsidiary of the Company to acquire, in any transaction or series of related transactions, the stock or any material assets of another person, or enter into any joint venture with any other person (unless approved by our board of directors, including the Series A Director); or

•	Sell, transfer, license, lease or otherwise dispose of, in any transaction or series of related transactions, any material assets of the Company or any subsidiary outside the ordinary course of business (unless approved by our board of directors, including the Series A Director).

Dividends

Subject to the rights of the preferred shareholders set forth in “-Protective Provisions”, our board of directors shall have full power and discretion, to determine out of legally available funds what, if any, dividends or distributions shall be declared and paid. Dividends may be paid in cash, in property, or in shares of common stock. Shares of common stock and Series A preferred stock are treated equally and ratably, on a per share basis, with respect to any dividend or distribution from us. If a dividend is paid in the form of shares of common stock or rights to acquire common stock, the holders of common stock and Series A preferred stock shall both receive common stock or rights to acquire common stock. No dividends shall be declared or payable in the form of Series A preferred stock.

Liquidation Rights

If there is a liquidation, dissolution or winding up of the Company, holders of our common stock and Series A preferred stock would be entitled to share in our assets remaining after the payment of liabilities equally and ratably, on a per share basis.

Conversion

Voluntary Conversion: Each share of Series A preferred stock shall be convertible into one fully paid and nonassessable share of common stock at the option of the holder.

Automatic Conversion: Each share of Series A preferred stock shall automatically convert into one share of common stock upon the first to occur of (i) a transfer of such share of Series A preferred stock, (ii) the death or incapacity of Daniel Solomita, (iii) the resignation of Daniel Solomita as an officer of the Company, or (iv) the date on which Daniel Solomita ceases to hold, together with his permitted transferees, an aggregate number of the outstanding shares of common stock held by him on February 12, 2016 that are at least equal to seven and one-half percent (7.5%) of the total number of outstanding shares of common stock on February 12, 2016 (as adjusted for any stock splits and stock dividends effected after February 12, 2016).

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Other Provisions

Holders of our common stock and Series A preferred stock have no preemptive or conversion rights or other subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock or Series A preferred stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC. The transfer agent and registrar’s address is 6201 15th Avenue, Brooklyn, New York 11219, and its telephone number is (718) 921-8206.

Listing

Our common stock is listed on the NASDAQ Global Market under the symbol “LOOP”.

Effect of Certain Provisions of our Articles of Incorporation and Bylaws

Some provisions of our articles of incorporation and bylaws contain provisions that could make the following transactions more difficult:

•	acquisition of us by means of a tender offer;

•	acquisition of us by means of a proxy contest or otherwise; or

•	removal of our incumbent officers and directors.

These provisions, summarized below, are designed to discourage coercive takeover practices and inadequate takeover bids and to promote stability in our management. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors.

•	Undesignated Preferred Stock. The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue one or more series of preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our Company.

•	Protective Provisions. The Series A preferred stock has certain protective provisions, as set forth in “-Protective Provisions,” that could have an effect of delaying, deferring or preventing a change in control of the Company.

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DESCRIPTION OF THE DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and a trustee to be named in a prospectus supplement. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title and ranking of the debt securities (including the terms of any subordination provisions);

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the principal of the securities of the series is payable;

•

the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•

the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

•

any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

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•

the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•

the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

•

if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•

the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•

any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

•

the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

•

any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

•	whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

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Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of a clearing agency registered under the Exchange Act (the “Depositary”) or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:

•

we are the surviving corporation or the successor person (if other than us) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

•	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.

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Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

•

default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any security of that series at its maturity;

•

default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee, or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of us; and

•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof.

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

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No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•

the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each Securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

•	to cure any ambiguity, defect or inconsistency;

•	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to add guarantees with respect to debt securities of any series or secure debt securities of any series;

•	to surrender any of our rights or powers under the indenture;

•	to add covenants or events of default for the benefit of the holders of debt securities of any series;

•	to comply with the applicable procedures of the applicable depositary;

•	to make any change that does not adversely affect the rights of any holder of debt securities;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•	to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.

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We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•	reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•	waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•	make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

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Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•	we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:

•	depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities;

•	such deposit will not result in a breach or violation of, or constitute a default under the indenture or any other agreement to which we are a party;

•	no default or event of default with respect to the applicable series of debt securities shall have occurred or is continuing on the date of such deposit; and

•	delivering to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

No Personal Liability of Directors, Officers, Employees or Stockholders

None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.

The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.

The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

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SELLING STOCKHOLDERS

This prospectus also relates to the possible resale by certain of our stockholders, who we refer to in this prospectus as the “selling stockholders,” of up to 5,482,356 shares of our common stock that were issued and outstanding prior to the original date of filing of the registration statement of which this prospectus forms a part. When we refer to the “selling stockholders” in this prospectus, we mean the persons listed in the table below, as well as their donees, pledgees, assignees, transferees, distributees, or other successors in interest.

The following table details the name of each selling stockholder, the number of shares of our common stock beneficially owned by the selling stockholder, and the number of shares of our common stock that may be offered by the selling stockholder for resale under this prospectus. The following table has been prepared on the assumption that all shares offered for resale by the selling stockholders under this prospectus will be sold to parties unaffiliated with the selling stockholders. The percentage of shares of our common stock beneficially owned by the selling stockholders both prior to and following the offering of securities pursuant to this prospectus, is based on 33,805,706 shares of our common stock outstanding as of August 1, 2018 and does not take into account any securities issued by us pursuant to this prospectus. We cannot advise you as to whether the selling stockholders will in fact sell any or all of such shares of our common stock.

Unless otherwise indicated in the footnotes below, each stockholder named in the following table possesses sole voting and investment power over the shares listed. The information does not necessarily indicate beneficial ownership for any other purpose. Unless otherwise noted below, the address of each stockholder listed on the table is c/o Loop Industries, Inc., 480 Fernand-Poitras, Terrebonne, Québec, Canada, J6Y 1Y4. The actual number of shares held by each stockholder listed below may greater than this number held of record, as the shareholders may be beneficial owners of additional shares that are held in street name by brokers and other nominees or in trust or by other entities.

	Shares of Common Stock Beneficially Owned Prior to the Offering		Shares of Common Stock Being Registered for	Shares of Common Stock Beneficially Owned After the Offering
Name of Selling Stockholder	Shares	Percentage	Resale	Shares	Percentage
R Harrell Investments Ltd	25,000	*	25,000	-	*
Scott Brandt	25,000	*	25,000	-	*
Sheward Family Trust	25,000	*	25,000	-	*
Daniel S Miller	26,198	*	26,198	-	*
Louis R Miller	28,571	*	28,571	-	*
Tasant Holdings Inc	30,001	*	30,001	-	*
Lee Karls	31,250	*	31,250	-	*
Robert Lazerus	38,457	*	30,000	8,457	*
Timothy J Joyce Ttee Wood	42,857	*	42,857	-	*
Chanthy Walsh & Timothy P Walsh	43,500	*	30,000	13,500	*
Palisade Productions LLC	43,750	*	43,750	-	*
James Matthew Harrison	46,000	*	5,000	41,000	*
Andrew Stupin	47,620	*	47,620	-	*
The Entrust Group (Chester Frank Griffiths Ira)	50,010	*	50,010	-	*
Leon Redensky	62,500	*	62,500	-	*
Weiming Zhang	72,023	*	72,023	-	*
Jay Stubina 6337708 Canada Inc	75,000	*	75,000	-	*
Goldie Holdings Inc	91,500	*	91,500	-	*
Miller Family Legacy Llc	133,335	*	133,335	-	*
9014-4304 Quebec Inc	346,246	1.0242%	346,246	-	*
Allinall LLP	416,667	1.2325%	416,667	-	*
Allan Brennan	461,650	1.3656%	337,000	124,650	*
Donald Danks (1)	1,413,560	4.1814%	1,379,000	34,560	*
Ccbb Investments Group LLC	1,500,000	4.4371%	1,500,000	-	*
10036552 Canada Inc. (2)	18,600,000	55.0203%	300,000	18,300,000	54.1329%
All Other Selling Stockholders (56 persons) (3)	331,828	*	328,828	3,000	*
Total	24,007,523	71.0162%	5,482,356	18,525,167	54.7989%

__________________

*	Represents beneficial ownership of less than 1%.
(1)	Comprised of (i) 854,000 held by the Danks Family Trust, (ii) 500,000 shares held by The Entrust Group FBO Donald Linn Danks IRA 7230012473, (iii) 25,000 shares held by each of Andrew Danks and Aaron Danks and (iv) 9,560 restricted stock units granted to Donald Danks in his functions as Director which fully vest on May 31, 2018. The 854,000 held by the Danks Family Trust, 500,000 shares held by The Entrust Group FBO Donald Linn Danks IRA 7230012473 and 25,000 held by Andrew Danks are being registered in this registration statement.
(2)	Comprised of 18,600,000 shares held by 10036552 Canada Inc., an entity wholly owned by Daniel Solomita.
(3)	Represents shares held by 56 selling shareholders not listed above who, as a group, own less than 1% of our outstanding shares of common stock prior to this prospectus.

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Material Relationships with Selling Stockholders

Mr. Solomita is our Chief Executive Officer and a member of our board of directors.

Mr. Danks was a member of our board of directors until June 28, 2018.

PLAN OF DISTRIBUTION

We or the selling stockholders may sell the securities offered through this prospectus and any accompanying prospectus supplement, if required, in any of the following ways: (1) to or through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents, or (4) through a combination of any of these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices.

We or the selling stockholders may use any one or more of the following methods when selling securities:

•	underwritten transactions;

•	privately negotiated transactions;

•	sales through the NASDAQ Global Market or on any national securities exchange or quotation service on which the shares of common stock may be listed or quoted at the time of sale;

•	sales in the over-the-counter market;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such securities at a stipulated price per share;

•	a block trade (which may involve crosses) in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	“at the market” offerings to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	exchange distributions and/or secondary distributions;

•	short sales and delivery of shares of common stock to close out short positions;

•	sales by broker-dealers of shares of common stock that are loaned or pledged to such broker-dealers;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

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If required, a prospectus supplement with respect to a particular offering will set forth the terms of the offering, including the following:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the name or names of any selling stockholders;

•	the purchase price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions or agency fees and other item constituting underwriters’ or agents’ compensation;

•	any initial price to public;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

A selling stockholder that is an entity may elect to make a pro rata in-kind distribution of shares of our common stock to its members, partners or stockholders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus. To the extent that such members, partners or stockholders are not affiliates of such selling stockholder, such members, partners or stockholders would thereby receive freely tradeable shares of our common stock pursuant to the distribution through a registration statement.

Sale through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us or the selling stockholders. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them (other than any securities purchased upon exercise of any option to purchase additional securities). In connection with any offering of common stock pursuant to this prospectus, underwriters may have an option to purchase additional shares of common stock from us. We will provide information regarding any such option to purchase additional shares of common stock from us in the applicable prospectus supplement. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. The prospectus supplement will include the names of the principal underwriters, the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities and the nature of any material relationship between an underwriter and us or the selling stockholders, as applicable.

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Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities offered pursuant to this prospectus.

If dealers are used in the sale of securities offered through this prospectus, we or the selling stockholders will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

To our knowledge, there are currently no plans, arrangements or understandings between the selling stockholders and any underwriter, dealer or agent regarding the sale of the shares covered by this prospectus by such selling stockholders. If any selling stockholder notifies us that a material arrangement has been entered into with an underwriter, dealer or other agent for the sale of shares through a block trade, special offering or secondary distribution, we may be required to file a prospectus supplement pursuant to applicable SEC rules promulgated under the Securities Act.

Direct Sales and Sales through Agents

We or the selling stockholders may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. Any required prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by us or the selling stockholders. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We or the selling stockholders may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities.

Delayed Delivery Contracts

If the prospectus supplement indicates, we or the selling stockholders may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

At-the-Market Offerings

We or the selling stockholders may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4). To the extent that we or the selling stockholders make sales through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement between us or the selling stockholders, on one hand, and the underwriters or agents, on the other. If we engage in at-the-market sales pursuant to any such agreement, we or the selling stockholders will sell our securities through one or more underwriters or agents, which may act on an agency basis or a principal basis. During the term of any such agreement, we or the selling stockholders may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. Any such agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined as of the date of this prospectus. Pursuant to the terms of the agreement, we or the selling stockholders may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of any such agreement will be set forth in more detail in the applicable prospectus or prospectus supplement.

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Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, each series of offered securities by us will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Accordingly, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also over-allot or engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Over-allotment or short sales involve sales by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative Transactions and Hedging

We, the selling stockholders, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we or the selling stockholders may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

In addition, the selling stockholders may enter into hedging transactions with dealers which may engage in short sales of shares of our common stock in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also sell shares of our common stock short and deliver shares of our common stock to close out such short position. The selling stockholders may also enter into option or other transactions with dealers that require the delivery by such dealers of shares of our common stock, which securities may be resold thereafter pursuant to this prospectus or any applicable prospectus supplement.

Electronic Auctions

We or the selling stockholders may also make sales through the Internet or through other electronic means. Since we or the selling stockholders may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us or the selling stockholders, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. For example, in the case of a debt security, the clearing spread could be indicated as a number of “basis points” above an index treasury note. Of course, many pricing methods can and may also be used.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

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General Information

Agents, underwriters and dealers may be entitled, under agreements entered into with us or the selling stockholders, to indemnification by us or the selling stockholders against certain liabilities, including liabilities under the Securities Act. Agents, underwriters and dealers, or their affiliates, may engage in transactions with or perform services for us in the ordinary course of their businesses.

The selling stockholders and any agents, underwriters or dealers that are involved in selling shares of our common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such agents, underwriters or dealers and any profit on the resale of shares of our common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

There can be no assurance that any selling stockholder will sell any or all of the shares of our common stock registered pursuant to the registration statement of which this prospectus forms a part. The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than pursuant to the registration statement of which this prospectus forms a part. If sold under the registration statement of which this prospectus forms a part, the securities will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon by Ballard Spahr LLP, Las Vegas, Nevada. Additional legal matters may be passed on for any underwriters, dealers or agents by counsel we will name in any applicable prospectus supplement.

EXPERTS

The consolidated financial statements as of February 28, 2018 and for the year ended February 28, 2018 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) as of February 28, 2018 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended February 28, 2018 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company's ability to continue as a going concern as described in Note 1 to the consolidated financial statements, and which contains an adverse opinion on the effectiveness of internal control over financial reporting) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements as of Feb 28, 2017 and for the year ended February 28, 2017 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended February 28, 2018 have been so incorporated in reliance on the of Weinberg & Company, P.A., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities described in this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our securities, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. A copy of the registration statement and the exhibits filed therewith may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from that office at prescribed rates. You may obtain information on the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers that file electronically with the SEC. The address of that website is www.sec.gov.

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We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information will be available for inspection and copying at the SEC’s public reference room and accessible through the SEC’s Internet website referenced above. We also maintain an Internet website at www.loopindustries.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus or the registration statement of which this prospectus forms a part, and is not incorporated by reference herein. We have included our website address in this prospectus solely for informational purposes and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our securities.

INFORMATION INCORPORATED BY REFERENCE

We “incorporate by reference” certain documents we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and any information contained in this prospectus or in any document incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or free writing prospectus provided to you in connection with this offering, or in any other document we subsequently file with the SEC that also is incorporated by reference in this prospectus, modifies or supersedes the original statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this prospectus.

The following documents filed with the SEC are hereby incorporated by reference in this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended February 28, 2018, filed with the SEC on May 14, 2018;

•	our Definitive Proxy Statement, filed with the SEC on May 18, 2018, relating to our 2018 Annual Meeting of Stockholders held on June 28, 2018, to the extent incorporated by reference into such Annual Report on Form 10-K;

•	our Quarterly Reports on Form 10-Q for the quarters ended May 31, 2018, filed with the SEC on July 3, 2018, as amended by the amended report filed with the SEC on July 11, 2018;

•	our Current Reports on Form 8-K, filed with the SEC on April 10, 2018, June 22, 2018, June 27, 2018, June 29, 2018, July 3, 2018, July 13, 2018, July 24, 2018 and July 26, 2018; and

•	the description of our common stock as set forth in our registration statement on Form 8-A (Commission File No. 001-38301), filed with the SEC on November 17, 2017, including any subsequent amendment or any report filed for the purpose of updating such description.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus and to be part hereof from the date of filing of such reports and other documents.

Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” or may in the future “furnish” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been or may be incorporated by reference in this prospectus, other than exhibits to such documents, unless such exhibits have been specifically incorporated by reference thereto. Requests for such copies should be directed to our Investor Relations department, at the following address: Loop Industries, Inc., 480 Fernand-Poitras, Terrebonne, Québec, Canada, J6Y 1Y4 91367, Attention: General Counsel, or you may call us at (450) 951-8555.

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$100,000,000

Common Stock

Preferred Stock

Debt Securities

5,482,356 Shares of Our Common Stock Offered by the Selling Stockholders

PROSPECTUS

600,000 Shares of Common Stock __________________________ PROSPECTUS SUPPLEMENT __________________________ H.C. Wainwright & Co. February 27, 2019